UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2014

IAC/INTERACTIVECORP

(Exact name of Registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 12, 2014, Bonnie S. Hammer, age 64, was elected to the Board of Directors of IAC/InterActiveCorp (“IAC”).

Ms. Hammer has been Chairman of NBCUniversal Cable Entertainment since February 2013.  In this capacity, Ms. Hammer has executive oversight of a number of leading cable brands (USA Network, Syfy, E! Entertainment, Bravo, Oxygen, Esquire Network, Sprout, TV One, Chiller, Cloo and Universal HD), as well as Universal Cable Productions, which generates scripted content for cable and broadcast networks, and Wilshire Studios, which generates reality programming.  Prior to her tenure as Chairman of NBCUniversal Cable Entertainment, Ms. Hammer served as Chairman of NBCUniversal Cable Entertainment and Cable Studios since November 2010.  In this capacity, Ms. Hammer had executive oversight for certain leading cable brands (USA, Syfy, E! Entertainment, Chiller, Cloo and Universal HD), as well as Universal Cable Productions and Wilshire Studios.

The networks led by Ms. Hammer are industry frontrunners, consistently generating innovative consumer social and digital experiences reflective of their brands.  Under Ms. Hammer’s leadership, USA Network achieved the number one position in all of basic cable for a record-setting eight years with a stable of top-rated, Emmy and Golden Globe-honored programs. Bravo, a lifestyle network with a passionate following among women, is ranked in cable’s top ten.  In addition, Syfy has become a global brand, as well as a top rated cable network and an industry leader in original genre programming in the United States.

Prior to joining NBCUniversal in May 2004, Ms. Hammer served as President of Syfy from 2001 to 2004 and held other senior executive positions at Syfy and USA Network from 1989 to 2000.  Before that, she was an original programming executive at Lifetime Television Network from 1987 to 1989.  Ms. Hammer has served on the boards of ShopNBC, a 24-hour TV shopping network, the International Radio and Television Society (IRTS) and the Ad Council.  She currently serves on the strategic planning committee for Boston University’s College of Communication.

A description of the compensation payable to Ms. Hammer for her services as a member of the board of directors of IAC is set forth under the caption “Director Compensation” in the Registrant’s definitive Proxy Statement dated May 6, 2014, which was filed with the U.S. Securities and Exchange Commission on April 30, 2014 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Executive Vice President and General Counsel

Date:  September 15, 2014